Guggenheim Exchange-Traded Funds
Level I Machine Script

Hello.

I am calling on behalf of your investment with the Guggenheim Exchange-Traded Funds.

The Special Meeting of Shareholders is scheduled to take place on February 16, 2018. All shareholders are being asked to consider and vote on important matters. As of today your vote has not been registered.

Please contact us as soon as possible at 1-888-567-1626 Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time.

Your vote is very important. Thank you and have a Good Day.